Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CANCELLATION OF "MASTERWORKS 078, LLC", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JUNE, A.D. 2023, AT 3:30 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6205302 8100
SR# 20232868021

Authentication: 203644774
Date: 06-28-23

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:30 PM 06/27/2023
FILED 03:30 PM 06/27/2023
SR 20232868021 - File Number 6205302

CERTIFICATION OF CANCELLATION

OF

MASTERWORKS 078, LLC

June 27, 2023

The undersigned, an authorized representative of Masterworks 078, LLC, a Delaware limited liability company (the "**Company**"), hereby effects the cancellation of the Certificate of Formation of the Company (the "**Certificate**") pursuant to Limited Liability Company Act of the State of Delaware Section 18-801 and certifies as follows:

1. The name of the Company is Masterworks 078, LLC.

2. The date of filing of the Certificate in the Office of the Secretary of State of the State of Delaware was August 31, 2021.

3. The effective time of the cancellation of the Certificate shall be immediately upon the filing of this Certificate of Cancellation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation as of the date first written above.

Josh Goldstein

Joshua B. Goldstein, Authorized Person
General Counsel, Secretary and Member of the Board of Managers